Exhibit (14)(h)

Consent of Independent Auditor

SLR Investment Corp.

New York, New York

We hereby consent to the incorporation by reference of our report dated February 17, 2021 on the consolidated financial statements of Gemino Healthcare Finance, LLC and Subsidiary in this Registration Statement on Form N-14 (No. 333-261675) of SLR Investment Corp.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
January 31, 2022